Exhibit 10.11

PITNEY BOWES INC.
DEFERRED INCENTIVE SAVINGS PLAN
FOR THE BOARD OF DIRECTORS
AS AMENDED AND RESTATED
EFFECTIVE September 11, 2023

ARTICLE I
Establishment and Purpose
Pitney Bowes Inc. (the “Company”) hereby amends and restates the Pitney Bowes Inc. Deferred Incentive Savings Plan for the Board of Directors (the “Plan”), effective September 11, 2023. This amendment and restatement applies only to amounts deferred under the Plan on or after January 1, 2005, and to amounts deferred prior to January 1, 2005 that were not vested as of December 31, 2004. Amounts deferred under the Plan prior to January 1, 2005 that were vested as of December 31, 2004 (the “Grandfathered Accounts”) shall be subject to the provisions of the Plan as in effect on October 3, 2004, as the same may be amended from time to time by the Company without material modification, it being expressly intended that such Grandfathered Accounts are to remain exempt from the requirements of Code Section 409A. The plan governing pre-2005 deferrals in the Grandfathered Account shall be renamed the Pitney Bowes Inc. Deferred Incentive Savings Plan for the Board of Directors for Pre-2005 Deferrals (“Grandfathered Plan”) and is attached for reference purposes as Appendix A.
The purpose of the Plan is to aid Pitney Bowes Inc. in retaining and attracting capable outside directors by providing them with savings and tax deferral opportunities. The Plan is not intended to meet the qualification requirements of Code Section 401(a), but is intended to meet the requirements of Code Section 409A, and shall be operated and interpreted consistent with that intent.
The Plan constitutes an unsecured promise by the Company to pay benefits in the future. Participants in the Plan shall have the status of general unsecured creditors of the Company. The Plan is unfunded for Federal tax purposes and is intended to be an unfunded arrangement within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Any amounts set aside to defray the liabilities assumed by the Company shall remain the general assets of the Company and shall remain subject to the claims of the Company’s creditors until such amounts are distributed to the Participants.

ARTICLE II
Definitions

2.1
Account. Account means a bookkeeping account maintained by the Committee to record the payment obligation of the Company to a Participant as determined under the terms of the Plan. The Committee may maintain an Account to record the total obligation to a Participant and component Accounts to reflect amounts payable at different times and in different forms. The Account will be adjusted for hypothetical gains, earnings, dividends, losses, distributions, withdrawals and other similar activity. Reference to an Account means any such Account established by the Committee, as the context requires. Accounts are intended to constitute unfunded obligations within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

2.2	Account Balance. Account Balance means, with respect to any Account, the total payment obligation owed to a Participant from such Account as of the most recent Valuation Date.

2.3
Beneficiary. Beneficiary means a natural person, estate, or trust designated by a Participant to receive payments to which a Beneficiary is entitled in accordance with provisions of the Plan. The Participant’s spouse, if living, otherwise the Participant’s estate, shall be the Beneficiary if: (i) the Participant has failed to properly designate a Beneficiary, or (ii) all designated Beneficiaries have predeceased the Participant.

A former spouse shall have no interest under the Plan, as Beneficiary or otherwise, unless the Participant designates such person as a Beneficiary after dissolution of the marriage, except to the extent provided under the terms of a domestic relations order as described in Code Section 414(p)(1)(B).

2.4	Board. Board means the Board of Directors of Pitney Bowes Inc.

2.5	Business Day. A Business Day is each day on which the New York Stock Exchange is open for business.

2.6
Change of Control. Change of Control shall be deemed to have occurred if the definition for Change of Control under the Pitney Bowes Senior Executive Severance Policy has been met, as that definition is amended from time to time.

At the time of the Plan Restatement, the definition of Change of Control under the Pitney Bowes Senior Executive Severance Policy is as follows:

“Change of Control” shall be deemed to have occurred if:

(i) there is an acquisition, in any one transaction or a series of transactions, other than from Pitney Bowes Inc., by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of Pitney Bowes Inc. entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by Pitney Bowes Inc. or any of its subsidiaries, or any employee benefit plan (or related trust) of Pitney Bowes Inc. or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of Pitney Bowes Inc. immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of Pitney Bowes Inc. entitled to vote generally in the election of directors, as the case may be; or

(ii) during any period of 12 consecutive calendar months, individuals who, as the first day of such period constitute the Board (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the first day of such period, whose appointment, election, or nomination for election by Pitney Bowes’ shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors until such time (if ever) as such individual is approved by a majority of the directors then comprising the Incumbent Board; or

(iii) there occurs either (A) the consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of Pitney Bowes Inc. immediately prior to such reorganization, merger, consolidation or sale or other disposition do not, following such reorganization, merger, consolidation, or sale or other disposition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation, or sale or other disposition or (B) an approval by the shareholders of Pitney Bowes Inc. of a complete liquidation or dissolution of Pitney Bowes Inc. or of the sale or other disposition of all or substantially all of the assets of Pitney Bowes Inc.

The determination as to the occurrence of a Change of Control shall be based on objective facts and in accordance with the requirements of Code Section 409A.

2.7	Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.8	Code Section 409A. Code Section 409A means section 409A of the Code, and regulations and other guidance issued by the Treasury Department and Internal Revenue Service thereunder.

2.9	Committee. Committee means the Governance Committee of the Board of Directors. Any action authorized hereunder to be taken by the Committee is also authorized to be taken by the Board.

2.10
Company. Company means Pitney Bowes Inc., its successors, and any organization into which or with which Pitney Bowes Inc. may merge or consolidate or to which all or substantially all of its assets may be transferred.

2.11
Compensation. Compensation means any cash remuneration payable by the Company to a Participant for service on the Board or any Committee thereof. Compensation shall not include any compensation that has been previously deferred under this Plan or any other arrangement subject to Code Section 409A. The Committee may determine what components of Compensation are eligible for deferral.

2.12
Compensation Deferral Agreement. Compensation Deferral Agreement means an agreement between a Participant and the Company that specifies (i) the amount of each component of Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Article IV, and (ii) the Payment Schedule applicable to one or more Accounts. In its sole discretion, the Committee may establish administrative rules from time to time regarding different deferral amounts for each component of Compensation, a minimum or maximum deferral amount for each such component, minimum Deferral period, investment selections or other rules deemed by the Committee to be necessary for the orderly and efficient administration of this Plan. A Compensation Deferral Agreement may also specify the investment allocation described in Section 7.4.

2.13	Death Benefit. Death Benefit means the benefit payable under the Plan to a Participant’s Beneficiary(ies) upon the Participant’s death as provided in Section 5.1 of the Plan.

2.14	Deferral. Deferral means a credit to a Participant’s Account(s) that records that portion of the Participant’s Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Article IV. Unless the context of the Plan clearly indicates otherwise, a reference to Deferrals includes Earnings attributable to such Deferrals.

2.15	Disability Benefit. Disability Benefit means the benefit payable under the Plan to a Participant in the event such Participant is determined to be Disabled.

2.16	Disabled. Disabled means that a Participant is, by reason of any medically-determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, unable to engage in any substantial gainful activity. The Committee shall determine whether a Participant is Disabled in accordance with Code Section 409A, provided, however, that a Participant shall be deemed to be Disabled if determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.

2.17	Earnings. Earnings means an adjustment to the value of an Account in accordance with Article VII.

2.18	Effective Date. Effective Date means September 11, 2023.

2.19	ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.20	Grandfathered Account. Grandfathered Account means amounts deferred under the Grandfathered Plan prior to January 1, 2005 that were vested as of December 31, 2004.

2.21
Participant. Participant means a non-employee member of the Company’s Board of Directors who is eligible to participate in the Plan and who elects to participate by filing a Compensation Deferral Agreement pursuant to Section 3.1. A Participant’s continued participation in the Plan shall be governed by Section 3.2 of the Plan. Every member of the Company’s Board of Directors is eligible to participate in the Plan.

2.22	Payment Schedule. Payment Schedule means the date as of which payment of an Account under the Plan will commence and the form in which payment of such Account will be made.

2.23
Plan. Generally, the term Plan means the “Pitney Bowes Inc. Deferred Incentive Savings Plan” (sometimes referred to the DISP) as documented herein and as may be amended from time to time hereafter. However, to the extent permitted or required under Code Section 409A, the term Plan may in the appropriate context also mean a portion of the Plan that is treated as a single plan under Treas. Reg. Section 1.409A-1(c), or the Plan or portion of the Plan and any other nonqualified deferred compensation plan or portion thereof that is treated as a single plan under such section.

2.24	Plan Year. Plan Year means January 1 through December 31.

2.25
Specified Date Account. A Specified Date Account means an Account established pursuant to Section 4.3 that will be paid (or that will commence to be paid) at a future date as specified in the Participant’s Compensation Deferral Agreement. The Committee may limit the number of Specified Date Accounts. A Specified Date Account may be identified also as an “In-Service Account”.

2.26	Specified Date Benefit. Specified Date Benefit means the benefit payable to a Participant under the Plan in accordance with Section 5.1(b).

2.27	Substantial Risk of Forfeiture. Substantial Risk of Forfeiture shall have the meaning specified in Treas. Reg. Section 1.409A-1(d).

2.28
Termination Account. Termination Account means an Account established by the Committee to record the amounts payable to a Participant that have not been allocated to a Specified Date Account and is payable upon Termination of Service. Unless the Participant has established a Specified Date Account, all Deferrals shall be allocated to a Termination Account on behalf of the Participant.

2.29
Termination of Service. Termination of Service means the cessation of a Participant’s service as a director of the Company for any reason. Whether a Termination from Service has occurred shall be determined by the Committee in accordance with Code Section 409A.

2.30
Termination of Service Benefit or Termination Benefit. Termination of Service Benefit or Termination Benefit means the benefit payable to a Participant under the Plan in accordance with Section 5.1(a).

2.31	Valuation Date. Valuation Date shall mean each Business Day or such other date as the Committee in its sole discretion may determine.

ARTICLE III
Eligibility and Participation

3.1
Eligibility and Participation. Eligibility in the plan shall be limited to members of the Board who are not employees of the Company or meet such eligibility criteria as the Committee shall establish from time to time. An eligible member of the Board becomes a Participant in this Plan by filing a timely Compensation Deferral Agreement. A Compensation Deferral Agreement must be filed in accordance with Article IV.

3.2
Duration. A Participant shall be eligible to defer Compensation, subject to the terms of the Plan, for as long as such Participant remains a director of the Company. On and after a Termination of Service, a Participant shall remain a Participant as long as his or her Account Balance is greater than zero and during such time may continue to make allocation elections as provided in Section 7.4. An individual shall cease being a Participant in the Plan when all benefits under the Plan to which he or she is entitled have been paid.

ARTICLE IV
Deferrals

4.1	Deferral Elections, Generally.

	(a)	A Participant may defer eligible Compensation as determined by the Committee by submitting a Compensation Deferral Agreement during the enrollment periods as established by the Committee and in the manner specified by the Committee, but in any event, in accordance with Section 4.2. A Compensation Deferral Agreement that is not timely filed with respect to a service period or component of Compensation shall be considered void and shall have no effect with respect to such service period or Compensation.

	(b)	Subject to rules established by the Committee during the applicable enrollment period, the Participant shall specify on his or her Compensation Deferral Agreement whether to allocate Deferrals to a Termination Account or to a Specified Date Account. If no designation is made, all Deferrals shall be allocated to the Termination Account. A Participant may also specify in his or her Compensation Deferral Agreement the Payment Schedule applicable to his or her Plan Accounts. If the Payment Schedule is not specified in a Compensation Deferral Agreement, the Participant’s Accounts shall be paid in a lump sum upon either the Participant’s Termination or on the Specified Date as the case may be.

4.2	Timing Requirements for Compensation Deferral Agreements.

(a)
First Year of Eligibility. In the case of the first year in which a Participant becomes eligible to participate in the Plan, he or she has up to 30 days following his initial eligibility to submit a Compensation Deferral Agreement with respect to Compensation to be earned during such year. The Compensation Deferral Agreement described in this paragraph becomes irrevocable upon the end of such 30-day period and will apply only to Compensation earned after the date the Compensation Deferral Agreement becomes irrevocable. The determination of whether a Participant may file a Compensation Deferral Agreement under this paragraph shall be determined in accordance with the rules of Code Section 409A, including the provisions of Treas. Reg. Section 1.409A-2(a)(7).

(b)
Prior Year Election. Except as otherwise provided in this Section 4.2, Participants may defer Compensation by filing a Compensation Deferral Agreement no later than December 31 of the year prior to the year in which the Compensation to be deferred is earned. A Compensation Deferral Agreement described in this paragraph shall become irrevocable with respect to such Compensation as of January 1 of the year in which such Compensation is earned.

(c)
Short-Term Deferrals. Subject to Committee approval, Compensation that meets the definition of a “short-term deferral” described in Treas. Reg. Section 1.409A-1(b)(4) may be deferred in accordance with the rules of Article VI, applied as if the date the Substantial Risk of Forfeiture lapses is the date payments were originally scheduled to commence, provided, however, that the provisions of Section 6.3 shall not apply to payments attributable to a change of control (as determined in Treas. Reg. Section 1.409A-3(i)(5)).

(d)
“Evergreen” Deferral Elections. The Committee, in its discretion, may specifically provide in the Compensation Deferral Agreement that such Compensation Deferral Agreement will continue in effect for each subsequent year or performance period. Such “evergreen” Compensation Deferral Agreements will become effective with respect to an item of Compensation on the date such election becomes irrevocable under this Section 4.2. An evergreen Compensation Deferral Agreement may be terminated or modified prospectively with respect to Compensation for which such election remains revocable under this Section 4.2. A Participant whose Compensation Deferral Agreement is cancelled in accordance with Section 4.5 will be required to file a new Compensation Deferral Agreement under this Article IV in order to recommence Deferrals under the Plan.

4.3
Allocation of Deferrals. A Compensation Deferral Agreement may allocate Deferrals to one or more Specified Date Accounts and/or to the Termination Account subject to rules determined by the Committee. The Committee may, in its discretion, establish a minimum deferral period for Specified Date Accounts (for example, the third Plan Year following the year Compensation subject to the Compensation Deferral Agreement is earned). The Committee shall determine whether a deferral may be allocated to more than one Specified Date Account or to a Specified Date Account and the Participant’s Termination Account.

4.4	Vesting. Participant Deferrals shall be 100% vested at all times.

4.5
Cancellation of Deferrals. In the event a Participant receives a voluntary withdrawal from a Grandfathered Account, the Participant shall not be permitted to make Deferrals to the Plan in the Plan Year following the Plan Year in which the withdrawal is made.

ARTICLE V
Benefits

5.1	Benefits, Generally. A Participant shall be entitled to the following benefits under the Plan:

(a)
Termination of Service Benefit/ Termination Benefit. Upon the Participant’s Termination of Service, the Participant shall be entitled his or her Termination Account and any Specified Date Accounts that are not yet in pay status. The value of the Participant’s Account shall be determined as of the end of the month in which Termination of Service occurs. Payment of the Participant’s Termination Benefit will be made or begin in the month following the month in which Termination of Service occurs. If the Termination Benefit is to be paid in the form of installments, any subsequent installment payments will be paid on the anniversary of the date the initial installment was made.

(b)
Specified Date Benefit. If the Participant has established one or more Specified Date Accounts, the Participant shall be entitled to a Specified Date Benefit with respect to each such Specified Date Account, based on the value of that Account as of the end of the month designated by the Participant at the time the Account was established. Payment of the Specified Date Benefit will be made or begin in the month following the designated month. The Committee may designate that all Specified Date benefit be payable in one month of any Plan Year.

(c)
Disability Benefit. Upon a determination by the Committee that a Participant is Disabled, he or she shall be entitled to a Disability Benefit equal to the Participant’s Termination Account and any unpaid balances in any Specified Date Accounts. The Disability Benefit shall be based on the value of the Accounts as of the last day of the month in which Disability occurs and will be paid in the following month.

(d)
Death Benefit. In the event of the Participant’s death, his or her designated Beneficiary(ies) shall be entitled to a Death Benefit equal to the vested portion of the Participant’s Termination Account and any unpaid balances in any Specified Date Accounts. The Death Benefit shall be based on the value of the Accounts as of the end of the month in which death occurred, with payment made in the following month.

5.2	Form of Payment.

(a)
Termination of Service Benefit/Termination Benefit. A Participant who is entitled to receive a Termination Benefit shall receive payment of such benefit in a single lump sum, unless the Participant elects on his or her initial or to the extent allowed, his or her subsequent Compensation Deferral Agreement to have such benefit paid in one of the following alternative forms of payment (i) substantially equal annual installments over a period of five (5) or ten (10) years, as elected by the Participant; or (ii) to the extent allowed by the Committee a lump sum payment of a percentage of the balance in the Termination Account, with the balance paid in substantially equal annual installments over a period of five (5) or ten (10) years, as elected by the Participant.

(b)
Specified Date Benefit. The Specified Date Benefit shall be paid in a single lump sum, unless the Committee allows and the Participant elects on the Compensation Deferral Agreement with which the account was established to have the Specified Date Account paid in substantially equal annual installments over a period of five (5) or ten (10) years.

Notwithstanding any election of a form of payment by the Participant, upon a Separation from Service the unpaid balance of a Specified Date Account with respect to which payments have not commenced shall be paid in accordance with the form of payment applicable to the Termination Benefit.

	(c)	Disability Benefit. A Participant who is entitled to receive a Disability Benefit shall receive payment of such benefit in a single lump sum.

	(d)	Death Benefit. A designated Beneficiary who is entitled to receive a Death Benefit shall receive payment of such benefit in a single lump sum.

(e)
Change of Control. If the Change of Control meets the requirements of Section 409A under the Code (“Qualifying Change of Control”), the following applies. A Participant will receive a single lump sum payment equal to the unpaid balance of all of his or her Accounts upon a Separation from Service within 24 months following a Qualifying Change of Control. Accounts will be valued as of the last day of the month in which the Separation from Service occurs and payment will be made within 45 days of such Separation from Service. In addition to the foregoing, upon a Qualifying Change of Control, a Participant who has incurred a Separation from Service prior to the Qualifying Change of Control, and any Beneficiary of such Participant who is receiving or is scheduled to receive payments, will receive the balance of all unpaid Accounts in a single lump sum. Accounts will be valued as of the last day of the month following the Qualifying Change of Control and will be paid within 45 days of said Qualifying Change of Control.

(f)
Small Account Balances. Notwithstanding any prior Participant distribution elections, if, on the date the Termination of Service, the aggregate of all Participant Accounts are equal to or less than $50,000 (deemed to be “Small Account Balances”), the balance in all Participant Accounts shall be distributed in a lump sum upon the Participant’s Termination of Service.

(g)
Rules Applicable to Installment Payments. If a Payment Schedule specifies installment payments, annual payments will be made beginning as of the payment commencement date for such installments and shall continue on each anniversary thereof until the number of installment payments specified in the Payment Schedule has been paid. The amount of each installment payment shall be determined by dividing (a) by (b), where (a) equals the Account Balance as of the Valuation Date and (b) equals the remaining number of installment payments.

For purposes of Article VI, installment payments will be treated as a single form of payment. If a lump sum equal to less than 100% of the Termination Account is paid, the payment commencement date for the installment form of payment will be the first anniversary of the payment of the lump sum.

5.3
Acceleration of or Delay in Payments. The Committee, in its sole and absolute discretion, may accelerate or delay the time of payment to the Participant hereunder, only to the extent the acceleration or delay is permitted under Treas. Reg. Section 1.409A-3(j)(4) or Section 1.409A-2(b)(7). If the Plan receives a domestic relations order (within the meaning of Code Section 414(p)(1)(B)) directing that all or a portion of a Participant’s Accounts be paid to an “alternate payee,” any amounts to be paid to the alternate payee(s) shall be paid in a single lump sum.

ARTICLE VI
Modifications to Payment Schedules

6.1
Participant’s Right to Modify. A Participant may modify any or all of the alternative Payment Schedules with respect to an Account, consistent with the permissible Payment Schedules available under the Plan, provided such modification complies with the requirements of this Article VI. The Committee may impose limitations on the number of allowable modifications.

6.2
Time of Election. The date on which a modification election is submitted to the Committee must be at least twelve months prior to the date on which payment is scheduled to commence under the Payment Schedule in effect prior to the modification.

6.3
Date of Payment under Modified Payment Schedule. Except with respect to modifications that relate to the payment of a Death Benefit or a Disability Benefit, the date payments are to commence under the modified Payment Schedule must be no earlier than five years after the date payment would have commenced under the original Payment Schedule. Under no circumstances may a modification election result in an acceleration of payments in violation of Code Section 409A.

6.4	Effective Date. A modification election submitted in accordance with this Article VI is irrevocable upon receipt by the Committee and becomes effective 12 months after such date.

6.5
Effect on Accounts. An election to modify a Payment Schedule is specific to the Account or payment event to which it applies, and shall not be construed to affect the Payment Schedules of any other Accounts.

ARTICLE VII
Valuation of Account Balances; Investments

7.1
Valuation. Deferrals shall be credited to appropriate Accounts on the date such Compensation would have been paid to the Participant absent the Compensation Deferral Agreement. Valuation of Accounts shall be performed under procedures approved by the Committee.

7.2
Earnings Credit. Each Account will be credited with Earnings on each Business Day, based upon the Participant’s investment allocation among a menu of investment options selected in advance by the Committee, in accordance with the provisions of this Article VII (“investment allocation”).

7.3
Investment Options. Investment options will be determined by the Committee. The Committee, in its sole discretion, shall be permitted to add or remove investment options from the Plan menu from time to time, even if this would require Participants to redesignate their investment allocations. Any such additions or removals of investment options shall not be effective with respect to any period prior to the effective date of such change.

7.4
Investment Allocations. A Participant’s investment allocation constitutes a deemed, not actual, investment among the investment options comprising the investment menu. At no time shall a Participant have any real or beneficial ownership in any investment option included in the investment menu, nor shall the Company or any trustee acting on its behalf have any obligation to purchase actual securities as a result of a Participant’s investment allocation. A Participant’s investment allocation shall be used solely for purposes of adjusting the value of a Participant’s Account Balances.

A Participant shall specify an investment allocation for each of his Accounts in accordance with procedures established by the Committee. Allocation among the investment options must be designated in increments of 1%. The Participant’s investment allocation will become effective on the same Business Day or, in the case of investment allocations received after a time specified by the Committee, the next Business Day.

A Participant may change an investment allocation on any Business Day, both with respect to future credits to the Plan and with respect to existing Account Balances, in accordance with procedures adopted by the Committee. Changes shall become effective on the same Business Day or, in the case of investment allocations received after a time specified by the Committee, the next Business Day, and shall be applied prospectively.

7.5
Unallocated Deferrals and Accounts. If the Participant fails to make an investment allocation with respect to an Account, such Account shall be invested in an investment option, the primary objective of which is the preservation of capital, as determined by the Committee.

ARTICLE VIII
Administration

8.1
Plan Administration. This Plan shall be administered by the Committee which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and to utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Committee shall be by vote of a majority of its members present at any meeting or, without a meeting, by an instrument in writing signed by all its members. Members of the Committee may participate in a meeting of such Committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

8.2
Indemnification. No member of the Board nor any member of the Committee shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for anything done or omitted to be done in connection with this Plan. The Committee shall keep records of all of its proceedings and shall keep records of all payments made to Participants or Beneficiaries and payments made for expenses or otherwise. The Company shall, to the fullest extent permitted by law, indemnify each director, officer or employee of the Company (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against expenses (including attorney’s fees), judgments, fines, amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company. Any expense incurred by the Company or the Committee relative to the administration of this Plan shall be paid by the Company.

8.3
Delegation of Authority. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative and ministerial duties as it sees fit, including without limitation, issues related to eligibility, investment choices, distribution of Deferred Amounts, determination of account balances, crediting hypothetical earnings and of Deferred Amounts and debiting of hypothetical losses and of distributions, in-service withdrawals, deferral elections and any other duties concerning day-to-day operation of the Plan. The Committee has delegated day-to-day administrative responsibility of this Plan to the Corporate Secretary or any Assistant Secretary. The Committee may from time to time consult with legal counsel who shall be legal counsel to the Company.

8.4
Binding Decisions or Actions. All rules, interpretations and decisions of the Committee shall be conclusive and binding on the Company, Participants and Beneficiaries. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

ARTICLE IX
Amendment and Termination

9.1
Amendment. The Board of Directors or the Committee may at any time and from time to time amend the Plan in whole or in part and for any reason, provided that no amendment shall be effective to decrease the balance in any Account as accrued at the time of such amendment, nor shall any amendment otherwise have a retroactive effect.

9.2
Termination. The Board of Directors or the Committee, may terminate the Plan and pay Participants and Beneficiaries their Account Balances in a single lump sum at any time, to the extent and in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix).

9.3
Accounts Taxable Under Code Section 409A. This Plan is intended to comply with Code Section 409A and shall in all respects be administered in accordance with Code Section 409A. Notwithstanding anything in the Plan to the contrary, distributions may only be made under the Plan upon an event and in a manner permitted by Code Section 409A. All payments to be made upon Termination of Service under this Plan may only be made upon “separation from service” under Code Section 409A. In no event may a Participant, directly or indirectly, designate the calendar year of a payment, except pursuant to payment elections permitted under section Code Section 409A.

ARTICLE X
Informal Funding

10.1
General Assets. Obligations established under the terms of the Plan may be satisfied from the general funds of the Company, or a trust described in this Article X. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in assets of the Participating Employers. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or Beneficiary. To the extent that any person acquires a right to receive payments hereunder, such rights are no greater than the right of an unsecured general creditor of the Company.

10.2
Rabbi Trust. The Company may, in its sole discretion, establish a grantor trust, commonly known as a rabbi trust, as a vehicle for accumulating assets to pay benefits under the Plan. Payments under the Plan may be paid from the general assets of the Company or from the assets of any such rabbi trust. Payment from any such source shall reduce the obligation owed to the Participant or Beneficiary under the Plan.

ARTICLE XI
General Provisions

11.1
Anti-assignment Rule. No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary. Notwithstanding anything to the contrary herein, however, the Committee has the discretion to make payments to an alternate payee in accordance with the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)).

11.2
No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation for the Participant to remain director of the Company or change the policies of the Company and its affiliates regarding termination of service as a director. The Company makes no representations or warranties as to the tax consequences to a Participant or a Participant’s Beneficiaries resulting from a deferral of income pursuant to the Plan.

11.3
Tax Withholding. To the extent that the Company is required to withhold any taxes or other amounts from a Participant’s Deferrals pursuant to Federal, state or any other applicable local law or regulation, The Committee may determine at its sole discretion whether the withholding is imposed on the Deferral or on other compensation paid the Participant which is not deferred.

11.4
Notice. Any notice or filing required or permitted to be delivered to the Committee under this Plan shall be delivered in writing, unless otherwise established by the Committee. Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of 5 calendar days after the date shown on the postmark on the receipt for registration or certification. Written transmission shall be sent by certified mail to:

PITNEY BOWES INC.
WORLD HEADQUARTERS
ATTN: CORPORATE SECRETARY
3001 Summer Street
STAMFORD, CT 06926

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing or hand-delivered, or sent by mail to the last known address of the Participant.

11.5	Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

11.6
Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Committee may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.7
Lost Participants or Beneficiaries. Any Participant or Beneficiary who is entitled to a benefit from the Plan has the duty to keep the Committee advised of his or her current mailing address. If benefit payments are returned to the Plan or are not presented for payment after a reasonable amount of time, the Committee shall presume that the payee is missing. The Committee, after making such efforts as in its discretion it deems reasonable and appropriate to locate the payee, shall stop payment on any uncashed checks and may discontinue making future payments until contact with the payee is restored.

11.8
Facility of Payment to a Minor. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Committee may, in its discretion, make such distribution (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Committee, the Company, and the Plan from further liability on account thereof.

11.9	Governing Law. To the extent not preempted by ERISA, the laws of the State of Connecticut shall govern the construction and administration of the Plan.

APPENDIX A
PITNEY BOWES INC.
DEFERRED INCENTIVE SAVINGS PLAN
FOR THE BOARD OF DIRECTORS
FOR PRE-2005 DEFERRALS
As Amended and Restated
Effective October 11, 1999